POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, MIDWEST GROUP TAX FREE TRUST, a business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter referred to as the "Trust"), has filed with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended, a registration statement with respect to the issuance and sale of the shares of the Trust; and

     WHEREAS, the undersigned is a Trustee of the Trust, as indicated beside her name;

     NOW, THEREFORE, the undersigned hereby constitutes and appoints JOHN F. SPLAIN her attorney for her and in her name, place and stead, to execute and file any amended registration statement or statements and amended prospectus or prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 22nd day of December, 1995.


                              /s/ Dale P. Brown
                             __________________
                             DALE P. BROWN, Trustee

STATE OF OHIO       )
                    ) ss:
COUNTY OF HAMILTON  )

     On the 22nd day of December, 1995, personally appeared before me, DALE P. BROWN, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that she executed and delivered the same for the purposes therein expressed.

     WITNESS my hand and official seal this 22nd day of December, 1995.



                              /s/ Pattianne Merden (Litchholt)
                              --------------------------------
                              Notary Public